Exhibit 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and is effective as of July 18, 2024 (“Effective Date”), and entered into by and between JFB Construction Holdings, a Nevada corporation (the “Company”), and Joseph Basile, III, an individual (the “Executive”), each a “Party,” or, collectively, the “Parties.”

WHEREAS, the Company wishes to employ Executive on the terms set forth in this Agreement; and

WHEREAS, Executive wishes to become employed on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Employment Term.

a) Employment Term. Executive’s employment is at-will, meaning that either party may terminate the employment at any time for any reason or no reason. Nothing in this Agreement is intended to create a promise or representation of continued employment or employment for a fixed period of time. The period of time between the Effective Date and the termination of the Executive’s employment shall be referred as the “Term.”

2. Position and Duties.

a) Title. The Company hereby agrees to employ the Executive to serve as Chief Executive Officer (“CEO”) of the Company.

b) Duties. Executive shall report to the Board of Directors. Executive shall perform all duties and have all powers incident to the CEO position and have overall supervision of the operations of the Company. During the Term, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company and all persons and entities directly or indirectly controlling, controlled by, or under common control with, the Company. Executive’s duties shall include setting strategic direction, making decisions on corporate level issues, overseeing operations, financial stewardship, and representing the company externally. Executive shall perform such other duties and may exercise such other powers as may be assigned by Board of Directors from time to time.

c) Board Service. If the Company’s Shareholders nominate Executive serve on the Board or the board of director, any Company affiliate or subsidiary, Executive agrees, for no additional compensation, to serve on the Board or such boards of directors. Upon the end of the Term for any reason, Executive agrees to immediately resign from the Board and from all other board positions and offices Executive holds with the Company or with any Company parent, subsidiary or affiliate.

d) Full-Time Commitment/Policies. Throughout the Executive’s employment, the Executive shall devote substantially all of his professional time to the performance of his duties of employment with the Company (except as otherwise provided herein) and shall faithfully and industriously perform such duties. The Executive will be required to comply with all Company policies as may exist and be in effect from time to time.

e) Executive Representations. The Executive represents and warrants to the Company that he is under no obligation or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or proprietary information or intellectual property in which any other person or entity has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person.

3. Compensation and Benefits.

a) Base Salary/Deferral of Payment. In consideration for his work under the terms of this Agreement, the Executive shall earn a base salary in the gross amount of $300,000 USD (Three Hundred Thousand Dollars) per year (“Base Salary”). Executive’s Base Salary shall be paid in equal installments on the last day of each calendar month of the Term, or more frequently, in accordance with the regular payroll practices of the Company. If the Term ends other than on the last day of a month the last salary payment shall be pro-rated based on the number of days in the month that have passed as of the date of termination.

b) Equity Grant. Executive’s total compensation shall include a grant of stock options for the Company’s Class A Common Stock (the “Stock”) under the terms of the equity incentive plan the Company adopted (the “Plan”) and any award agreement the Plan requires, attached here as Addendum A.

c) Annual Cash Bonus.

i.	Executive shall receive a cash for as follows:

a.	If for the fiscal year 2024, the Company, including its Subsidiaries, has Gross Revenue (as defined below) between ten million U.S. Dollars ($10,000,00) to fifteen million U.S. Dollars ($15,000,000), the Executive shall receive $200,000 USD (Two Hundred Thousand Dollars).

b.	If for the fiscal year 2024, the Company, including its Subsidiaries, has Gross Revenue between fifteen million U.S. Dollars ($15,000,00) to twenty million U.S. Dollars ($20,000,000), the Executive shall receive an additional $200,000 USD (Two Hundred Thousand Dollars).

c.	If for the fiscal year 2024, the Company, including its Subsidiaries, has Gross Revenue over twenty million U.S. Dollars ($20,000,000), the Executive shall receive an additional $200,000 USD (Two Hundred Thousand Dollars).

ii.	Gross Revenue means, for each fiscal year during the term, in the aggregate, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from the operations of the Company and its Subsidiaries.

iii.	Executive shall be eligible to receive an annual bonus cash that the Company may award in its sole and absolute discretion.

d) Benefits and Perquisites. Executive shall be eligible for any fringe benefits offered by the Company on at least the same terms and conditions as other executives. Such benefits may include group health benefits, dental and vision benefits, 401k retirement plan, disability insurance benefits, life insurance benefits, and director and officer insurance benefits. The Company reserves the right, in its sole discretion, to amend or terminate any employee benefit plan in accordance with applicable law.

e) Paid Time Off. Executive shall be entitled to fifteen (15) days’ paid vacation and five (5) paid sick days in accordance with the Company’s policies. Executive may not take more than two consecutive weeks of vacation without written permission of the Chief Executive Officer. Executive shall also be entitled to paid time off on holidays recognized by the Company. The Company shall not pay Executive for accrued and unused vacation or sick days when Executive’s employment terminates for any reason, unless required by law.

f) Board Service Compensation. Executive shall not be entitled to receive additional compensation for service on the Board or on the board of directors of any parent, subsidiary, or affiliate of the Company.

g) Taxes-Withholdings. All compensation paid or provided under this Agreement shall be subject to such deductions and withholdings for taxes and such other amounts as are required by law or elected by the Executive.

4. Business Expenses. Upon presentation of reasonable substantiation and documentation as the Company may specify from time to time, the Executive shall be reimbursed in accordance with the Company’s expense reimbursement policy, for all reasonable out-of-pocket business expenses incurred and paid by the Executive during the Term and in connection with the performance of the Executive’s duties hereunder. If the Executive is provided with the use of the Company’s credit or charge card for purposes of business expenses, such credit or charge card shall not be used to incur any personal (non-business-related) expenses; any personal expenses inadvertently charged to such card shall be reimbursed immediately by the Executive to the Company.

5. Termination of Employment. A party may terminate Executive’s employment by giving written notice of such termination in accordance with the notice provisions of this Agreement. Termination will become effective upon a party’s receipt of notice of termination.

6. Confidentiality and Intellectual Property.

a) Confidential Information. The Executive acknowledges that the Executive will occupy a position of trust and confidence. The Company, from time to time, may disclose to the Executive, and the Executive will require access to and may generate confidential and proprietary information (no matter how created or stored) concerning the business practices, products, services, and operations of the Company which is not known to its competitors or within its industry generally and which is of great competitive value to it, including, but not limited to: (i) Trade Secrets (as defined herein), inventions, mask works, ideas, concepts, drawings, materials, documentation, procedures, diagrams, specifications, models, processes, formulae, source and object codes, data, software, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; (ii) information regarding research, development, products, marketing plans, market research and forecasts, bids, proposals, quotes, business plans, budgets, financial information and projections, overhead costs, profit margins, pricing policies and practices, accounts, processes, planned collaborations or alliances, licenses, suppliers and customers; (iii) operational information including deployment plans, means and methods of performing services, operational needs information, and operational policies and practices; and (iv) any information obtained by the Company from any third party that the Company treats or agrees to treat as confidential or proprietary information of the third party (collectively, “Confidential Information”). The Executive acknowledges and agrees that Confidential Information includes Confidential Information disclosed to the Executive prior to entering into this Agreement.

b) Trade Secrets. “Trade Secrets” means any information, including any data, plan, drawing, specification, pattern, procedure, method, computer data, system, program or design, device, list, tool, or compilation, that relates to the present or planned business of the Company and which: (i) derives economic value, actual or potential, from not being generally known to, and not readily ascertainable by proper means to, other persons who can obtain economic value from their disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of “trade secret” under applicable law, the latter definition shall control.

c) Restrictions On Use and Disclosure of Confidential Information. The Executive recognizes that the Company’s business interests require the full protection of its Confidential Information. The Executive agrees during his employment and after his employment ends, the Executive will hold the Confidential Information in strict confidence and will neither use the information nor disclose it to anyone, except to the extent necessary to carry out the Executive’s responsibilities as an employee of the Company or as specifically authorized in writing by a duly authorized officer of the Company. The Parties agree that the restrictions in this Section will not apply to any portion of the Confidential Information which: (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation or legal process (provided, if permitted, that the Executive provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking to protect such information). Nothing in this Agreement shall be deemed to prohibit the Executive from disclosing any concerns about suspected unlawful conduct to any proper government authority subject to proper jurisdiction. This provision shall survive the termination of the Executive’s employment for so long as the Company maintains the secrecy of the Confidential Information and the Confidential Information has competitive value; and to the extent such information is otherwise protected by statute for a longer period, for example and not by way of limitation, the Defend Trade Secrets Act of 2016 (“DTSA”), then until such information ceases to have statutory protection.

d) Defend Trade Secrets Act. Misappropriation of a Trade Secret of the Company in breach of this Agreement may subject the Executive to liability under the DTSA, entitle the Company to injunctive relief, and require the Executive to pay compensatory damages, double damages, and attorneys’ fees to the Company. Notwithstanding any other provision of this Agreement, the Executive hereby is notified in accordance with the DTSA that the Executive will not be held criminally or civilly liable under a federal or state law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and use the trade secret information in the court proceeding, provided that the Executive must file any document containing the trade secret under seal, and must not disclose the trade secret, except pursuant to court order.

e) Ownership of Inventions. All ideas, data, deliverables, reports, work products, innovations, improvements, know-how, inventions, designs, developments, techniques, methods and other results of the Executive’s employment with the Company (in draft and final forms), and all related documentation (such as, but not limited to, notes, records, documents, drawings, and designs), which the Executive makes, conceives, reduces to practice, or develops in whole or in part, either alone or jointly with others, in connection with his services to the Company or which relate to any Confidential Information (collectively, the “Inventions”) will be the sole and exclusive property of the Company , and will be considered “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101). The Executive hereby assigns to the Company or its designees all of the Executive’s right, title and interest in and to all of the foregoing without compensation. To the extent the Executive has any “moral rights” in the Inventions which are not assignable by law, the Executive hereby waives any such moral rights relating to the Inventions, including any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications. The Executive further represents that, to the best of the Executive’s knowledge and belief, none of the Inventions that the Executive creates will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that the Executive will use the Executive’s commercially reasonable efforts to prevent any such violation.

7. Covenants Not to Solicit or Compete.

a) Non-Solicitation of Personnel. During the Executive’s employment with the Company and for a period of twelve (12) months following the termination of the Executive’s employment (the “Restricted Period”), the Executive shall not, directly, or indirectly, solicit, induce, recruit, or encourage any Protected Personnel of the Company to leave their employment, or end their engagement with the Company, to provide services for the Executive or any other person, business, or organization. “Protected Personnel” means: (i) any person currently employed or engaged as an independent contractor by the Company; and (ii) any former employee or independent contractor of the Company, for a period of three (3) months after termination of such employee’s employment, or independent contractor’s engagement, with the Company.

b) Non-Competition. During the Term, and during the Restricted Period, Executive shall not, anywhere within the United States, either as principal, agent, employee, consultant, partner, officer, director, shareholder, or in any other individual or representative capacity, own (more than 1%), manage, finance, operate, control or otherwise engage or participate in any manner or fashion in any business engaged in the same or similar business as the Company, including those engaged in the business of real estate and development, without explicit written approval and review of the Company’s conflict of interest policy.

8. Survival of Provisions. The obligations contained in Sections 6, 7, 8, 9 and 10 shall survive the termination of the Executive’s employment with the Company and shall be fully enforceable thereafter.

9. Return of Property/Post-Employment Representations. On the date of the Executive’s termination of employment with the Company for any reason (or at any time prior thereto at the Company’s request), the Executive shall return all property belonging to the Company and not retain any copies, including, but not limited to, any keys, access cards, badges, laptops, computers, cell phones, wireless electronic mail devices, USB drives, other equipment, documents, reports, files, and other property provided by or belonging to the Company. Executive shall provide all usernames and passwords to all electronic devices, documents, and accounts, including any social media accounts. Upon request made within thirty days after the Executive’s employment terminates, Executive shall make any cellular phone he has used for business purposes available upon request to allow for Company-related documents and data to be retrieved and saved at Company’s expense. The Company shall not be responsible for any personal data, information or photographs that may be lost or rendered inaccessible by the Company or its vendors. Executive shall return the Company automobile, if provided for his use, in a clean condition and emptied of personal belongings with the registration and manual in the glove box. On the Termination Date, Executive shall no longer represent to anyone that he remains employed by the Company and shall take affirmative action to amend any statements to the contrary on any social media sites, including but not limited to Linked-in and Facebook.

10. Non-Disparagement. During the Executive’s employment and following termination of employment for whatever reason, the Executive shall not, directly, or indirectly, make or publish denigrating or derogatory remarks, comments, or statements (whether written or oral) in any forum or through any medium of communication regarding the Company, its services and operations, or any of its owners, managers, officers, employees, or consultants. Notwithstanding the foregoing, nothing in this section shall, or shall be deemed to, prevent or impair the Executive from making truthful statements in any legal or administrative proceeding or from otherwise complying with legal requirements.

11. Indemnification/Insurance. The Company shall defend, indemnify, and hold Executive harmless to the fullest extent permitted by law against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including advancement of reasonable attorney’s fees and expenses), losses, and damages resulting from the good faith performance of Executive’s duties and obligations under this Agreement. This promise of defense, indemnity and advancement of expenses is in addition to, and not in substitution of, any such rights Executive has under the company’s articles of incorporation, bylaws, additional indemnification agreement, or pursuant to applicable law. During the Term, the Company or any successor to the Company shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to the Executive on terms that are no less favorable than the coverage provided to other directors and similarly situated executives of the Company or any successor and at a level no lower than the amount of coverage in place within six (6) months of the Effective Date.

12. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been given when delivered by email with return receipt requested, upon the obtaining of a valid return receipt from the recipient, by hand or mailed by nationally recognized overnight delivery service, addressed to the Parties’ addresses specified below or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt:

To the Company:

JFB Construction Holdings

Attn: Executive Office

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

Email: Ruben@jfbconstruction.net

To the Executive:

Joseph F. Basile, III

__________________________

__________________________

Email: joe@jfbconstruction.net

13. Tax Matters. The Company may withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

14. Assignment. The Executive may not assign any part of the Executive’s rights or obligations under this Agreement. The Executive agrees and hereby consents that the Company may assign this Agreement to a third party that acquires or succeeds to the Company’s business, that the provisions hereof are enforceable against the Executive by such assignee or successor in interest, and that this Agreement shall become an obligation of, inure to the benefit of, and be assigned to, any legal successor or successors to the Company.

15. Headings. Titles or captions of sections or paragraphs contained in this Agreement are intended solely for the convenience of reference, and shall not serve to define, limit, extend, modify, or describe the scope of this Agreement or the meaning of any provision hereof. The language used in this Agreement is deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any person.

16. Severability. The provisions of this Agreement are severable. The unenforceability or invalidity of any provision or portion of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the full extent permitted by applicable law.

17. Governing Law; Venue. This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by, and construed in accordance with the laws of the State of Nevada (without regard to its conflicts of laws provisions), provided, however, that the arbitration provisions of this Agreement shall be governed solely by the Federal Arbitration Act, 9 U.S.C. §§ 1-16. Except as provided in Section 18 (Arbitration) of this Agreement, the Parties consent to the personal jurisdiction of the State of Florida and further agree to the exclusive jurisdiction of the courts of the State of Florida, County of Palm Beach and the United States District Court for the Southern District of Florida, as applicable, in connection with, or incident to, any dispute, claim, case, controversy or matter arising out of or relating to Executive’s employment or this Agreement, to the exclusion of the courts of any other state, territory or country. The Parties knowingly, willingly, and voluntarily, WAIVE ALL RIGHT TO TRIAL BY JURY in any such proceedings.

18. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, its enforcement, arbitrability or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, and Employee’s employment with the Company, including any alleged violation of statute, common law or public policy shall be submitted to final and binding arbitration before the American Arbitration Association (“AAA”) to be held in Palm Beach County, Florida, before a single arbitrator, in accordance with then-current AAA Employment Arbitration and Mediation Rules. The arbitrator shall issue a written opinion stating the essential findings and conclusions on which the arbitrator’s award is based. Employer will pay the arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing (recognizing that each side bears its own deposition, witness, expert and attorney’s fees and other expenses to the same extent as if the matter were being heard in court). If, however, any party prevails on a statutory claim that affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable attorneys’ fees and costs to the prevailing party. Any determination of which party is the prevailing party and the reasonableness of any fee or costs shall be resolved by the arbitrator. Employee is not required to arbitrate any claim of sexual harassment or sexual assault pursuant to this arbitration clause.

JB By initialing here, Executive acknowledges he has read this paragraph and agrees with the arbitration provision herein. indemnity

19. Waiver; Modification. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and a duly authorized officer of the Company. No waiver by either Party hereto at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

20. Recitals; Entire Agreement. The Recitals are hereby incorporated into this Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter contained herein and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof. No agreements, inducements, or representations, oral or otherwise, express, or implied, with respect to the subject matter hereof have been made by either Party which are not expressly set forth in this Agreement.

21. Counterparts. This Agreement may be executed in counterparts, and each executed counterpart shall have the efficacy of a signed original and may be transmitted by facsimile or email. Each copy, facsimile copy, or emailed copy of any such signed counterpart may be used in lieu of the original for any purpose.

IN WITNESS WHEREOF, the Parties hereto have executed this Executive Employment Agreement effective as of the date first written above.

JFB CONSTRUCTION HOLDINGS

By:	/s/ Ruben Calderon
Ruben Calderon
Chief Financial Officer

EXECUTIVE

By:	/s/ Joseph F. Basile, III
Joseph F. Basile, III

ADDENDUM A

JFB CONSTRUCTION HOLDINGS

2024 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2024 Equity Incentive Plan shall have the same defined meanings in this Stock Option Agreement.

Unless otherwise defined herein, the terms defined in the JFB Construction Holdings 2024 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement (the “Agreement”), including the Exercise Notice (the “Notice of Grant”) and Investment Representation Statement (the “Investment Representation Statement”), attached hereto as Exhibit A and Exhibit B, respectively.

I.	NOTICE OF STOCK OPTION GRANT

Name of Optionee: Joseph F. Basile III

The undersigned Optionee has been granted an Option to purchase Class A Common Stock (the “Common Stock”) of JFB Construction Holdings (the “Company”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant	July 18, 2024

Vesting Commencement Date	July 18, 2024

Exercise Price per Share	$4.00

Total Number of Shares Granted	150,000

Total Exercise Price	$600,000

Type of Option:	X Incentive Stock Option

X Nonstatutory Stock Option

Term/Expiration Date:	July 18, 2029

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

-	If for the fiscal year 2024, the Company has Gross Revenue (as defined below) between ten million U.S. Dollars ($10,000,00) to fifteen million U.S. Dollars ($15,000,000), fifty thousand (50,000) Shares of the Option shall vest.

-	If for the fiscal year 2024, the Company has Gross Revenue between fifteen (15) to twenty (20) million U.S. Dollars ($15,000,000 - $20,000,000), one hundred thousand (100,000) Shares of the Option shall vest.

-	If for the fiscal year 2024, the Company has Gross Revenue over twenty million U.S. Dollars ($20,000,000), one hundred fifty (150,000) Shares of the Option shall vest.

Gross Revenue means, for each fiscal year during the term, in the aggregate, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from the operations of the Company and its Subsidiaries.

Termination Period:

This Option shall be exercisable for three (3) months after Optionee ceases to be a Service Provider, unless such termination is due to Optionee’s death or Disability, in which case this Option may be exercised for one (1) year after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 7(d) of the Plan.

II.	AGREEMENT

1. Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or subsidiary or any of their respective employees or directors have any liability or obligation to Participant to reimburse, indemnify, or hold harmless (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Optionee in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of the option.

a.	Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.
b.	Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
c.	No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

5. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

6. Lock-Up Period.

a.	Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act.

b.	Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.

7. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

a.	cash or check;
b.	consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
c.	surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

8. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

11. Tax Obligations.

a.	Withholding Taxes. Optionee acknowledges that, regardless of any action taken by the Company, the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including Optionee’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by the Company or other payment of tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee; (ii) Optionee’s and, to the extent required by the Company, the Company’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares; and (iii) any other Company taxes the responsibility for which Optionee has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Optionee’s sole responsibility and may exceed the amount actually withheld by the Company. Optionee further acknowledges that the Company does not (A) make any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) make any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax Obligations or achieve any particular tax result. Further, if Optionee is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. Optionee agrees to make appropriate arrangements with the Company (or the Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

b.	Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

c.	Code Section 409A. Under Section 409A, a stock right (such as the Option) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Optionee shall be solely responsible for Optionee’s costs related to such a determination. In no event will the Company or any of its Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Optionee (or any other person) in respect of this Option or any other Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Optionee (or any other person) as a result of Section 409A.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

13. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

The terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	JFB CONSTRUCTION HOLDINGS

/s/ Joseph F. Basile, III		/s/ Ruben Calderon
Signature	By:	Ruben Calderon
	Title:	CFO
Joseph F. Basile III
Print Name

EXHIBIT A

2024 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

JFB CONSTRUCTION HOLDINGS

Address:

Attention:

1. Exercise of Option. Effective as of today, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase shares of the Class A Common Stock (the “Shares”) of JFB Construction (the “Company”) under and pursuant to the 2024 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated , (the “Option Agreement”).

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 14 of the Plan.

5. Company’s Right of First Refusal Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Florida. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Option Agreement will continue in full force and effect.

11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE	JFB CONSTRUCTION HOLDINGS

Signature	By

Print Name	Title

Address:	Address:

Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:	JFB CONSTRUCTION HOLDINGS

SECURITY:	CLASS A COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption shall be available in such event.

Signature of Optionee:

Date: ,____________________________________________, ___________